Exhibit 10.4

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement is made as of the 20th day of August, 2008 by and between KOHL’S DEPARTMENT STORES, INC., a Delaware corporation (“Corporation”), and KEVIN MANSELL (“Executive”).

WHEREAS, Corporation and Executive are parties to an Employment Agreement dated February 1, 1999, as amended pursuant to that Amendment to Employment Agreement dated as of January 31, 2004 (collectively, the “Agreement”);

WHEREAS, Corporation and Executive wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of good and valuable consideration, Corporation and Executive hereby agree as follows:

1. Article I of the Agreement is amended to read, in its entirety, as follows:

ARTICLE I

Employment Duties

During the term of Executive’s employment hereunder, the Corporation shall employ Executive and Executive shall serve as President and Chief Executive Officer of the Corporation. Subject to the authority and direction of the Chairman and the Board of Directors of the Corporation, Executive shall have supervision and control over, and responsibility for, the general management and day-to-day operation of the Corporation. Executive shall also have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation; provided, however, that such duties are reasonably consistent with the duties normally performed by a President and Chief Executive Officer. Executive’s principal place of employment shall be at the Corporation’s headquarters in Menomonee Falls, Wisconsin; provided, however, that Executive acknowledges and agrees that he may from time to time be required to travel outside Milwaukee, Wisconsin on behalf of the Corporation. Executive shall devote his entire working time and efforts to the business affairs of the Corporation and its affiliates and shall faithfully and to the best of his ability perform his duties hereunder, provided that Executive may take reasonable amounts of time to serve on corporate, civil or charitable boards or committees and such other boards or committees as shall be approved by the Corporation’s Board of Directors if such activities do not interfere with the performance of Executive’s duties hereunder. Executive hereby agrees to serve as an officer of the Corporation and of affiliates of the Corporation as part of his contemplated duties hereunder without additional compensation therefor.

2. Section 3.1 of the Agreement is amended to read, in its entirety, as follows:

3.1. Salary. The Corporation shall pay to the Executive an annual base salary in the amount of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) during the Employment Term (“Annual Base Salary”). The Executive’s Annual Base Salary shall be payable in equal installments not less frequently than monthly. Executive’s Annual Base Salary shall be reviewed by the Board of Directors of the Corporation at least annually and may be increased by such amount as the Board of Directors, in its sole discretion, may determine, taking into consideration the profitability of the Corporation relative to its business plan and such other factors as the Board of Directors may deem relevant for that purpose. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

3. Section 9.3 of the Agreement is amended to read, in its entirety, as follows:

9.3. Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given and received in all respects when personally delivered or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

IF TO THE	Kohl’s Department Stores, Inc.
CORPORATION:	N56 W17000 Ridgewood Drive Menomonee Falls, WI 53051
Attention: Chairman

With a Copy to:	Kohl’s Department Stores, Inc.
N56 W17000 Ridgewood Drive Menomonee Falls, WI 53051
Attention: General Counsel

IF TO THE EXECUTIVE:	Kevin Mansell
5370 North Lake Drive Whitefish Bay, WI 53217

4. The terms of this Second Amendment shall become effective on August 20, 2008. Except as otherwise set forth in this Second Amendment, the Agreement shall remain in full force and effect.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of this 20th of August, 2008.

EXECUTIVE:	KOHL’S DEPARTMENT STORES, INC.

/s/ Kevin Mansell	By:	/s/ R. Lawrence Montgomery
Kevin Mansell		R. Lawrence Montgomery
Chairman

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